Gaffney, Cline & Associates, Inc.

5555 San Felipe St., Suite 550
Houston, TX 77056
Telephone: +1 713 850 9955

www.gaffney-cline.com

April 19, 2018

Pampa Energía S.A.
Maipú 1 - Piso 22
C1084ABA Ciudad Autónoma de Buenos Aires
República Argentina

Ladies and Gentlemen:

We hereby consent to the references to Gaffney, Cline & Associates and to the inclusion of our third-party letter report dated April 19, 2018, as set forth under the sections “Item 4 Information on the Company – Our Oil and Gas Business – Reserves,” “Item 19 Exhibits,” and as Exhibit 13.2 in Pampa Energía Sociedad Anónima’s (PAMPA) report on Form 20-F for the year ended December 31, 2017, to be filed with the United States Securities and Exchange Commission (SEC).

Our third-party letter report dated April 19, 2018, contains our independent audit of the proved crude oil, condensate, natural gas liquids, gasoline and marketable gas reserves as of December 31, 2017, of certain selected properties in Argentina in which PAMPA holds interests.

Yours sincerely,
Gaffney, Cline & Associates

SOP/sop/AB-17-2023.00
Pampa Energía S.A.